                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We consent to the  incorporation  by reference  in the  Registration
Statements (Nos. 333-06705, 333-30042, 333-89096 and 333-114898) on Form S-8 and
in the Registration  Statements  (Nos.  333-99201 and 333-122226) on Form S-3 of
our report  dated  August 17, 2005 for the years ended June 30,  2003,  2004 and
2005,  and to the  addition  of our firm  under  the  caption  "Experts"  in the
Prospectus,  insofar as it relates to our report on the financial statements for the three years ended June 30, 2005.

                                           /s/ Margolin Winer & Evens LLP
                                           ----------------------------------
                                           Margolin, Winer & Evens LLP

Garden City, New York
September 13, 2005